                            LIMITED POWER OF ATTORNEY

      For Filings under Section 16 of the Securities Exchange Act of 1934

                          (InvenTrust Properties Corp.)

        The undersigned hereby constitutes and appoints Thomas P. McGuinness,
President and Chief Executive Officer of InvenTrust Properties Corp. (the
"Company"), and Scott W. Wilton, Executive Vice President, General Counsel and
Secretary of the Company, each in their respective capacities as such, and each of their respective successors in such offices, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution in the premises, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

        (1)  execute for and on behalf of the undersigned, in the
             undersigned's capacity as an officer and/or director of Company,
             Forms 3, 4 and 5 in accordance with Section 16(a) of the
             Securities Exchange Act of 1934, as amended (the "Exchange
             Act"), and the rules thereunder;

        (2)  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any
             stock exchange or similar authority; and

        (3)  take any other action solely in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of
             benefit to, in the best interest of, or legally required by or on behalf of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's
             discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has executed this Limited Power of
Attorney this 23rd day of June, 2015.

                                    By:   /s/ Jack Potts
                                          --------------------------
                                          Name: Jack Potts
                                          Title: Executive Vice President, Chief
                                          Financial Officer and Treasurer